UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2007

AVAYA INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15951	22-3713430
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

211 Mount Airy Road Basking Ridge, New Jersey	07920
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (908) 953-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

This current report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that concern our strategy, plans or intentions. All statements we make relating to the closing of the Merger (as defined below) and related transactions described in this current report or to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results.

Important factors that could cause actual results to differ materially from our expectations (“cautionary statements”) are more fully disclosed in the reports and other filings that we make with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q under the section headed “Risk Factors.” All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. We assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors.

As provided in General Instruction B.2 of Form 8-K, the information contained in this current report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. Furnishing this information, we make no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

In connection with anticipated meetings with potential lenders to discuss financing for the proposed merger (the “Merger”) of an affiliate of Silver Lake Partners and TPG Capital with and into Avaya Inc. (the “Company”), the Company furnishes the following reconciliation of net income to EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA for the fiscal year ended September 30, 2007:

($ in millions)	Fiscal year ended September 30, 2007
(Unaudited)
Net income	$218
Interest expense	1
Interest income	(49)
Income tax expense	97
Depreciation and amortization	297

EBITDA	$564

Restructuring charges, net	36
Merger-related costs	105
Non-cash stock compensation	39
Gain on sale of land	(8)
Asset impairment charges	8
Bank fees	7
Minority interest in subsidiary earnings	3

Adjusted EBITDA	$754

Pension/OPEB prior service cost and Actuarial loss amortization	80
FAS 112 prior service cost and Actuarial loss amortization	14

Pro Forma Adjusted EBITDA	$848

We define EBITDA as net income before interest expense, interest income, income tax expense, depreciation and amortization. We define Adjusted EBITDA and Pro Forma Adjusted EBITDA as EBITDA with the further adjustments identified above.

We have included EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA to provide investors with a supplemental measure of our operating performance and ability to service and incur debt. EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA are not presentations made in accordance with GAAP. EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA have important limitations as an analytical tool, and you should not consider them in isolation, or as substitutes for analyses of our results as reported under GAAP. For example, none of EBITDA, Adjusted EBITDA or Pro Forma Adjusted EBITDA reflect (a) our cash expenditures or future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; and (d) tax payments or distributions to our parent to make payments with respect to taxes attributable to us that represent a reduction in cash available to us. Because of these limitations, we have primarily relied on our results as reported in accordance with GAAP and use EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA only supplementally. In addition, because other companies may calculate EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA differently than we do, EBITDA may not be, and Adjusted EBITDA and Pro Forma Adjusted EBITDA as presented above is not, comparable to similarly titled measures reported by other companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.

Date: October 19, 2007	By:	/s/ Caroline Dorsa
	Name:	Caroline Dorsa
	Title:	Senior Vice President and Chief Financial Officer